Exhibit 77C

Item 77C - Scudder Large Company Growth Fund, a series of INVESTMENT TRUST
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The Proxy Statement on Schedule 14A for Scudder Large Company Growth Fund, a
series of Investment Trust (File No. 811-43), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 22, 2002.

The Proxy Statement on Schedule 14A for Scudder Large Company Growth Fund, a series of Investment Trust (File No. 811-43), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on June 25, 2002.